UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01    Other Events

On December 22, 2017, President Trump signed into law "H.R.1", formerly known as the "Tax Cuts and Jobs Act" (the "Tax Act"), which, among other items reduces the federal corporate tax rate to 21% effective January 1, 2018. As a result, Berkshire Hills Bancorp, Inc. (the "Company") has concluded that this will cause the Company's net deferred tax assets to be revalued. The Company's net deferred tax assets represent a decrease in corporate taxes expected to be paid in the future. The Company performed an analysis to determine the impact of the revaluation of the net deferred tax assets using its September 30, 2017 balance of $39 million and included an estimate of the deferred tax impact from the recent acquisition of Commerce Bancshares Corp. ("Commerce"). It is estimated that, due to the Tax Act, the value of the net deferred tax assets will be reduced by approximately $21 million (including the impact of Commerce), less the amount of tax deferral utilized in the fourth quarter. Under this methodology, the Company estimates that there will be a noncash charge to income tax expense in the fourth quarter which will result in a reduction of approximately $0.46 per share in fourth quarter earnings due to the impact of the Tax Act.   The Company's revaluation of its net deferred tax assets is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is unable to make a final determination of the impact on the quarterly and year to date earnings for the period ending December 31, 2017 at this time. The Company will continue to analyze the Tax Act to determine the full effects of the new law, including the new lower corporate tax rate, but believes the future impact will be positive on the Company's financial statements and operations. The Company anticipates giving further tax guidance in conjunction with its fourth quarter earnings release and conference call.

On January 4, 2018, the Company issued a news release relating to employee and community investments by the Company. The news release is included as Exhibit 99.1.

Forward-Looking Statements

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.         Description

99.1  News release dated January 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
DATE: January 4, 2018	By:	/s/ James M. Moses
James M. Moses, Executive Vice President and Chief Financial Officer